Exhibit 99

Contact:	Pete Hudson
Communications Manager
Phone 717-735-5651

November 18, 2003

FOR IMMEDIATE RELEASE

STERLING FINANCIAL CORPORATION
ANNOUNCES QUARTERLY DIVIDEND

LANCASTER, PA – Sterling Financial Corporation (NASDAQ:SLFI). The Board of Directors announced an $0.18 per share cash dividend was declared on November 18, 2003. This dividend is payable on January 2, 2004 to shareholders of record December 15, 2003.

This $0.18 dividend per share represents a 5.9% increase over the $0.17 dividend paid in January 2003.

Sterling Financial Corporation is a family of financial services organizations that operates 55 banking locations in south central Pennsylvania and northern Maryland, through its affiliate banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East, Bank of Lebanon County and PennSterling Bank, located in Berks County. In addition to its banking affiliates, Sterling’s affiliates include Town & Country Leasing LLC, Lancaster Insurance Group, LLC, Equipment Finance LLC, Sterling Financial Settlement Services, and Sterling Financial Trust Company, which manages nearly $1 billion in assets. In October 2003, Sterling announced it completed the acquisition of Church Capital Management, a Registered Investment Advisor with assets under management of $690 million, and Bainbridge Securities, a NASD securities broker/dealer.